Exhibit 4.2

WINTRUST FINANCIAL CORPORATION,
as Issuer

and

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

First Supplemental Indenture

Dated as of June 13, 2014

Supplement to Subordinated Indenture of Wintrust Financial Corporation
dated as of June 13, 2014

FIRST SUPPLEMENTAL INDENTURE, dated as of June 13, 2014 (this “First Supplemental Indenture”), between WINTRUST FINANCIAL CORPORATION, an Illinois corporation (the “Company,” which term includes any successor as permitted in accordance with the terms of the Indenture hereafter referred to), and U.S. BANK NATIONAL ASSOCIATION, not in its individual capacity but solely as trustee (the “Trustee”) under the Subordinated Indenture, dated as of June 13, 2014, between the Company and the Trustee (the “Base Indenture,” and the Base Indenture, as supplemented by this First Supplemental Indenture, the “Indenture”).

W I T N E S S E T H

WHEREAS, the Company has duly authorized the execution and delivery of the Base Indenture, to provide for the issuance from time to time of its unsecured subordinated debentures, notes or other evidences of indebtedness to be issued in one or more series (the “Securities”), as provided in the Base Indenture, up to such principal amount or amounts as may from time to time be authorized in or pursuant to one or more resolutions of the Board of Directors;

WHEREAS, pursuant to the terms of the Base Indenture, the Company desires to provide for the establishment of a new series of its Securities to be known as its “5.000% Subordinated Notes due 2024,” the form of such Securities and the terms, provisions and conditions thereof to be set forth as provided in this First Supplemental Indenture;

WHEREAS, the Company has requested that the Trustee execute and deliver this First Supplemental Indenture;

WHEREAS, all requirements necessary to make this First Supplemental Indenture a valid, binding and enforceable instrument in accordance with its terms, and to make the Notes, when executed, authenticated and delivered by the Company, the valid, binding and enforceable obligations of the Company, have been done and performed; and

WHEREAS, the execution and delivery of this First Supplemental Indenture has been duly authorized in all respects by a Board Resolution of the Company.

NOW THEREFORE, in consideration of the purchase and acceptance of the Notes by the Holders thereof, and for the purpose of setting forth, as provided in the Base Indenture, the form and terms of the Notes, the Company covenants and agrees with the Trustee as follows:
ARTICLE 1
DEFINITIONS
Section 1.01    Definition of Terms. Unless the context otherwise requires (including for purposes of the Recitals):
(a)    a term defined in the Base Indenture has the same meaning when used in this First Supplemental Indenture unless otherwise specified herein;
(b)    a term defined anywhere in this First Supplemental Indenture has the same meaning throughout;
(c)    the definition of any term in this First Supplemental Indenture that is also defined in the Base Indenture shall for the purposes of this First Supplemental Indenture supersede the definition of such term in the Base Indenture;
(d)    the definition of a term in this First Supplemental Indenture is not intended to have any effect on the meaning or definition of an identical term that is defined in the Base Indenture insofar as the use or effect of such term in the Base Indenture, as previously defined, is concerned;

(e)    the singular includes the plural and vice versa;
(f)    headings are for convenience of reference only and do not affect interpretation; and
(g)    the following terms have the meanings given to them in this Section 1.01(g):

“Additional Notes” shall have the meaning set forth in Section 2.04.

“Base Indenture” shall have the meaning set forth in the first paragraph of this First Supplemental Indenture.

“Company” shall have the meaning set forth in the first paragraph of this First Supplemental Indenture.

“DTC” means The Depository Trust Company.

“Global Note” shall have the meaning set forth in Section 2.02.

“Holder” means a holder of Notes, unless otherwise indicated.

“Indenture” shall have the meaning set forth in the first paragraph of this First Supplemental Indenture.

“Initial Notes” shall have the meaning set forth in Section 2.01.

“Interest Payment Date” means each June 13 and December 13, commencing on December 13, 2014.

“Interest Payment Period” means the period from, and including, the Issue Date to, but excluding, the first Interest Payment Date and each subsequent full semi-annual period from, and including, an Interest Payment Date to, but excluding, the immediately succeeding Interest Payment Date.

“Issue Date” means June 13, 2014.

“Maturity Date” means June 13, 2024.

“Notes” shall have meaning set forth in Section 2.01.

“Paying Agent” shall initially mean the Trustee.

“Prospectus Supplement” means the Prospectus Supplement dated June 10, 2014, related to the Notes.

“Registrar” shall initially mean the Trustee.

“Regular Record Date” shall mean the close of business on the June 1 and December 1 immediately preceding the related Interest Payment Date.

“Securities” shall have the meaning set forth in the first recital of this First Supplemental Indenture.

“Trustee” shall have the meaning set forth in the first paragraph of this First Supplemental Indenture.

Section 1.02    Establishment of New Series. Pursuant to Section 2.03 of the Base Indenture, there is hereby established the Notes having the terms set forth in the Base Indenture as supplemented, amended or replaced by the terms of this First Supplemental Indenture and as set forth in the form of Note attached to this First Supplemental Indenture as Exhibit A, which is incorporated herein as a part of this First Supplemental Indenture.

ARTICLE 2
GENERAL TERMS AND CONDITIONS OF THE NOTES
Section 2.01    Designation, Principal Amount and Original Issuance. There is hereby authorized a series of Securities designated as the 5.000% Subordinated Notes due 2024 initially limited in aggregate initial principal amount to $140,000,000 (the “Initial Notes” and, together with the Additional Notes (as defined below), the “Notes”), except for Notes authenticated, executed and delivered upon registration of, transfer of, in exchange for, or in lieu of, other Notes pursuant to Section 2.07, Section 2.08, Section 2.10 or Section 9.04 of the Base Indenture. The Notes, upon execution of this First Supplemental Indenture, shall be executed by the Company and delivered to the Trustee for authentication, and the Trustee shall thereupon authenticate and deliver said Notes in accordance with an Officers’ Certificate.
Section 2.02    Form, Payment and Appointment. The Notes will initially be issued in the form of one or more Registered Global Securities in fully registered, permanent global form without coupons (each, a “Global Note”), and deposited with the Trustee as custodian for the Depositary, which shall be DTC or such other depositary as any Officer of the Company may from time to time designate, and the Global Note shall be registered in the name of the Depositary. Unless and until such Global Note is exchanged for Notes in registered form, Global Notes may be transferred, in whole or in part, only to the Depositary or a nominee of the Depositary, or to a successor Depositary selected or approved by the Company or to a nominee of such successor Depositary.
Interest payments on the Notes will be payable, the transfer of such Notes will be registrable and such Notes will be exchangeable for Notes of a like aggregate principal amount bearing identical terms and provisions at the office or agency of the Company maintained for such purpose in St. Paul, Minnesota, which shall initially be the Corporate Trust Office of the Trustee.

The Registrar and Paying Agent for the Notes shall initially be the Trustee.

The Notes shall be issuable in denominations of $2,000 and integral multiples of $1,000 in excess thereof.

Section 2.03    Interest Payments. The Notes shall bear interest at an annual rate equal to 5.000%. Interest on the Notes shall be payable semi-annually in arrears on each Interest Payment Date, commencing on December 13, 2014, to all Persons in whose names the Notes are registered on the Regular Record Date. Interest on the Maturity Date shall be payable to the Persons to whom principal is payable.
Each interest payment for any Interest Payment Period shall be computed by the Company on the basis of a 360-day year of twelve 30-day months. If an interest payment is payable for any period shorter than a full Interest Payment Period, such interest payment shall be computed on the basis of the actual number of days elapsed per 30-day month. Furthermore, if any date on which an interest payment is payable is not a Business Day, then the interest payment on such date will be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay. However, if such Business Day is in the next succeeding calendar year, then such interest payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date.

Section 2.04    Additional Notes. The Company shall be entitled, from time to time, without notice to or consent of the Holders of the Notes, to create and issue additional Notes (the “Additional Notes”) having the same terms and conditions as the Initial Notes in all respects, except for any differences in the issue date and price and interest accrued prior to the issue date of the Additional Notes; provided that any such Additional Notes that are not fungible with the Initial Notes for U.S. federal income tax purposes will not have the same CUSIP number as the Initial Notes. The Initial Notes and any Additional Notes shall rank equally and ratably and shall be treated as a single class for all purposes under the Indenture. No Additional Notes may be issued if any Event of Default has occurred and is continuing with respect to the Notes.
Section 2.05    Discharge and Defeasance. For the avoidance of doubt, the provisions of Article 8 of the Base Indenture (Satisfaction and Discharge of Indenture; Unclaimed Moneys) shall apply to the Notes.

Section 2.06    No Sinking Fund. The Notes are not entitled to the benefit of any sinking fund.
ARTICLE 3
REDEMPTION
Section 3.01    Redemption. Article 3 of the Base Indenture (Redemption) shall not apply to the Notes.
ARTICLE 4
FORM OF NOTE
Section 4.01    Form of Note. The Notes and the Trustee’s Certificate of Authentication to be endorsed thereon are to be substantially in the forms attached as Exhibit A hereto, with such changes therein as the Officers of the Company executing the Notes (by manual, facsimile, pdf or other electronically transmitted signature) may approve, such approval to be conclusively evidenced by their execution thereof.
ARTICLE 5
TAX TREATMENT
Section 5.01    Tax Treatment. The Company and each Holder agrees, and by acceptance of a beneficial ownership interest in the Notes, each beneficial owner of a beneficial ownership interest in the Notes will be deemed to have agreed, for U.S. federal, state and local tax purposes, to treat the Notes as indebtedness of the Company.
ARTICLE 6
SUBORDINATION
Section 6.01    Subordination. The provisions of Article 11 of the Base Indenture (Subordination of Securities) shall apply to the Notes.
ARTICLE 7
MISCELLANEOUS
Section 7.01    Ratification of Indenture. The Indenture, as supplemented by this First Supplemental Indenture, is in all respects ratified and confirmed, and this First Supplemental Indenture shall be deemed part of the Indenture in the manner and to the extent herein and therein provided.
Section 7.02    Trustee Not Responsible for Recitals. The recitals contained herein and in the Notes (except the Trustee’s certificate of authentication) shall be taken as statements of the Company and not of the Trustee and the Trustee assumes no responsibility for the correctness of the same. Neither the Trustee nor any of its agents (a) makes any representation as to the validity or adequacy of this First Supplemental Indenture or the Notes and (b) shall be accountable for the Company’s use or application of the proceeds from the Notes.
Section 7.03    New York Law to Govern; Waiver of Jury Trial. THIS FIRST SUPPLEMENTAL INDENTURE AND THE NOTES, AND ANY CLAIM, CONTROVERSY OR DISPUTE ARISING UNDER OR RELATED TO THIS FIRST SUPPLEMENTAL INDENTURE OR THE NOTES, SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK (WITHOUT REGARD TO THE CONFLICTS OF LAWS PROVISIONS THEREOF). EACH OF THE COMPANY AND THE TRUSTEE, AND EACH HOLDER OF A SECURITY BY ITS ACCEPTANCE THEREOF, HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT IT MAY HAVE TO TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS INDENTURE, THE SECURITIES OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY.

Section 7.04    Separability. In case any provision in this First Supplemental Indenture or in the Notes shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.
Section 7.05    Counterparts. This First Supplemental Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute one and the same instrument.
Section 7.06    Amendments, Supplements and Waivers. In addition to the circumstances set forth in Section 9.01 of the Base Indenture, the Company and the Trustee may amend or supplement the Base Indenture, this First Supplemental Indenture or the Notes without notice to or the consent of any Holder to conform the provisions of the Base Indenture, this First Supplemental Indenture or the Notes to the “Description of the Notes” section of the Prospectus Supplement as set forth in an Officer’s Certificate to that effect.

[SIGNATURES ON THE FOLLOWING PAGES]

IN WITNESS WHEREOF, the parties hereto have caused this First Supplemental Indenture to be duly executed by their respective officers thereunto duly authorized, on the date or dates indicated in the acknowledgments and as of the day and year first above written.

WINTRUST FINANCIAL CORPORATION

By:    /s/ David A. Dykstra
Name: David A. Dykstra
Title: Senior Executive Vice President, Chief Operating
Officer and Treasurer

U.S. BANK NATIONAL ASSOCIATION

By:    /s/ William Bryan Echols
Name: William Bryan Echols
Title: Vice President

Signature Page to First Supplemental Indenture

EXHIBIT A

[FORM OF FACE OF NOTE]

[INCLUDE IF A GLOBAL NOTE]

[THIS NOTE IS A REGISTERED GLOBAL SECURITY WITHIN THE MEANING OF THE INDENTURE HEREINAFTER REFERRED TO AND IS REGISTERED IN THE NAME OF CEDE & CO., AS NOMINEE OF THE DEPOSITORY TRUST COMPANY, A NEW YORK CORPORATION (THE “DEPOSITARY”), THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY. THIS REGISTERED GLOBAL SECURITY IS EXCHANGEABLE FOR SECURITIES REGISTERED IN THE NAME OF A PERSON OTHER THAN THE DEPOSITARY OR ITS NOMINEE ONLY IN THE LIMITED CIRCUMSTANCES DESCRIBED IN THE INDENTURE AND NO TRANSFER OF THIS SECURITY (OTHER THAN A TRANSFER OF THIS SECURITY AS A WHOLE BY THE DEPOSITARY TO A NOMINEE OF THE DEPOSITARY OR BY A NOMINEE OF THE DEPOSITARY TO THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY) MAY BE REGISTERED EXCEPT IN LIMITED CIRCUMSTANCES.

UNLESS THIS REGISTERED GLOBAL SECURITY IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY SECURITY ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY (AND ANY PAYMENT HEREON IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY AS IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITARY), ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL SINCE THE REGISTERED OWNER HEREOF, CEDE & CO., THE DEPOSITARY OR ANOTHER NOMINEE OF THE DEPOSITARY HAS AN INTEREST HEREIN.]

WINTRUST FINANCIAL CORPORATION
5.000% SUBORDINATED NOTES DUE 2024

REGISTERED
CUSIP: 97650WAF5
ISIN: US97650WAF59

No.	$

WINTRUST FINANCIAL CORPORATION, an Illinois corporation (the “Company,” which term includes any successor corporation under the Indenture hereinafter referred to), for value received, hereby promises to pay to CEDE & CO., or registered assigns, the principal sum of _____________ Dollars ($________), [, or such other amount as set forth in the Schedule of Increases or Decreases in Global Note attached hereto,]1 on June 13, 2024, and to pay interest thereon from June 13, 2014 or from the most recent Interest Payment Date (as defined below) to which interest has been paid for semi-annually on June 13 and December 13 of each year (each such date, an “Interest Payment Date” and the period from, and including, June 13, 2014 to, but excluding, the first Interest Payment Date and each subsequent interest payment period from and including an Interest Payment Date to, but excluding, the immediately succeeding Interest Payment Date, an “Interest Payment Period”), commencing on December 13, 2014, at the rate of 5.000% per annum until the principal hereof is paid or made available for payment, all as set forth on the reverse hereof, with the final interest payment due and payable on June 13, 2024. The interest payments payable on any Interest Payment Date shall be computed on the basis of a 360-day year consisting of twelve 30-day months. If an interest payment is payable for any period shorter than a full Interest Payment Period, such interest payment shall be computed on the basis of the actual number of days elapsed per 30-day month. In the event that any date on which an interest payment is payable is not a Business Day, then the interest payment on such date will be made on the next succeeding day that is a Business Day, and without any interest or other payment in respect of any such delay. However, if such Business Day is in the next succeeding calendar year, then such interest payment shall be made on the immediately preceding Business Day, in each case with the same force and effect as if made on such date. Interest payments shall be paid to the person in whose name the Note is registered at the close of business on the June 1 and December 1 immediately preceding the related Interest Payment Date (each, a “Regular Record Date”) in accordance with the terms of the Indenture.

Interest payments shall be payable at the office or agency of the Company maintained for that purpose in accordance with the provisions of the Indenture.

This Note shall not be entitled to any benefit under the Indenture hereinafter referred to or be valid or obligatory for any purpose until the Certificate of Authentication shall have been signed by or on behalf of the Trustee.

The provisions of this Note are continued on the reverse side hereof and such continued provisions shall for all purposes have the same effect as though fully set forth at this place.

[1] Include if a Global Note.

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed.

WINTRUST FINANCIAL CORPORATION, as Issuer
By:
Name:
Title:

By:
Name:
Title:

CERTIFICATE OF AUTHENTICATION

This is one of the Securities of the series designated therein described in the within-mentioned Indenture.

U.S. BANK NATIONAL ASSOCIATION,
as Trustee

By:
Authorized Signatory

[FORM OF REVERSE OF NOTE]
WINTRUST FINANCIAL CORPORATION

This Note is one of a duly authorized series of Securities of the Company designated as its “5.000% Subordinated Notes due 2024” (herein referred to as the “Notes”), issued under the Subordinated Indenture, dated as of June 13, 2014, between the Company and U.S. Bank National Association, as trustee (the “Trustee,” which term includes any successor trustee under the Indenture) (the “Base Indenture,” and the Base Indenture, as supplemented by the First Supplemental Indenture, dated as of June 13, 2014, (the “First Supplemental Indenture”), between the Company and the Trustee, the “Indenture”), to which Indenture reference is hereby made for a description of the rights, limitations of rights, obligations, duties and immunities thereunder of the Trustee, the Company and the Holders. The terms of other series of Securities issued under the Indenture may vary with respect to interest rates, issue dates, maturity, redemption, repayment, currency of payment and otherwise as provided in the Indenture. The Base Indenture further provides that securities of a single series may be issued at various times, with different maturity dates and may bear interest at different rates. This series of Securities is limited in aggregate principal amount as specified in such First Supplemental Indenture.

Capitalized terms used herein have the meanings assigned to them in the Indenture referred to below unless otherwise indicated.

        This Note will not be subject to redemption at the option of the Company.

This Note is not entitled to the benefit of any sinking fund.

The Indenture contains provisions for defeasance and covenant defeasance at any time of the indebtedness on this Note upon compliance by the Company with certain conditions set forth therein, which provisions apply to this Note.

If an Event of Default relating to specified events of bankruptcy, insolvency or reorganization, or court appointment of a receiver, liquidator or trustee of the Company occurs and is continuing, then and in each such case either the Trustee or the Holders of not less than 25% in aggregate initial principal amount of the Notes then outstanding, by notice in writing to the Company (and to the Trustee if given by Holders), may declare the principal amount of all the Notes to be due and payable immediately, and upon any such declaration the same shall become and shall be immediately due and payable. This provision, however, is subject to the condition that, at any time after such a declaration of acceleration, and before any judgment or decree for the payment of the money due shall have been obtained or entered, the Holders of a majority in aggregate principal amount of the Notes then outstanding, by written notice to the Company and to the Trustee, may waive all defaults and rescind and annul such declaration and its consequences, if certain conditions are met as set forth in the Indenture.

There is no right of acceleration upon the occurrence of an Event of Default described in Section 6.01(a), (b) or (c) of the Base Indenture.

In the case of an Event of Default relating to the default by the Company in the payment (i) any installment of interest upon the Notes as and when it becomes due and payable, which default continues for a period of 30 days, or (ii) the principal of any of the Notes as and when it becomes due and payable, then, upon demand of the Trustee, the Company shall pay to the Trustee, for the benefit of the Holders of the Notes, the whole amount that then shall have become due and payable on all such Notes for principal, premium, if any, or interest, or any combination thereof, as the case may be, with interest upon the overdue principal and (to the extent that payment of such interest is enforceable under applicable law) upon the overdue installments of interest, at the rate borne by the Notes; and, in addition, such further amount as shall be sufficient to cover the costs and expenses of collection, including reasonable compensation, expenses, disbursements and advances of the Trustee, its agent, attorneys and counsel. If the Company does not pay such amounts upon such demand, the Trustee shall be entitled and empowered to institute any actions or proceeding at law or in equity for the collection of the sums so due and unpaid, and may prosecute any such action or proceeding to judgment or final decree, and may enforce any such judgment or final decree against the Company or any other obligor on the Notes and collect in the manner provided by law out of the property of the Company or any other obligor on the Notes, wherever situated, the money adjudged or decreed to be payable.

The Indenture permits, with certain exceptions as therein provided, the Company and the Trustee, with the consent of the Holders of not less than a majority in principal amount of the Securities at the time outstanding of each series issued under the Indenture to be affected thereby, to execute supplemental indentures for certain purposes as described therein.

No provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay interest on this Note at the time, place and rate, and in the coin or currency, herein and in the Indenture prescribed.

As provided in the Indenture and subject to certain limitations therein set forth, the transfer of this Note shall be registered on the Security Register of the Company, upon surrender of this Note for registration of transfer at the office or agency of the Company in St. Paul, Minnesota, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Trustee duly executed by, the Holder hereof or by his attorney duly authorized in writing, and thereupon one or more new Notes of this series and of like tenor, of authorized denominations and for the same aggregate principal amount, shall be issued to the designated transferee or transferees.

The Notes are initially issued in the form of Registered Global Securities without coupons in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof.

No charge shall be made for any such registration of transfer or exchange, but the Company may require the payment of a sum sufficient to cover any applicable tax or other governmental charge payable in connection with the transfer.

The Company, the Trustee and any agent of the Company or the Trustee may deem and treat the Holder in whose name any Note shall be registered upon the Security Register for the Notes as the absolute owner of such Note (whether or not such Note shall be overdue and notwithstanding any notation of ownership or other writing thereon) for the purpose of receiving interest payments on such Note and for all other purposes; and neither the Company nor the Trustee nor any agent of the Company or the Trustee shall be affected by any notice to the contrary.

This Note and the Indenture, and any claim, controversy or dispute arising under or related to the Indenture or this Note, for all purposes shall be governed by and construed in accordance with the laws of the State of New York (without regard to the conflicts of laws provisions thereof). Each of the Company and the Trustee, and each Holder of a Security by its acceptance thereof, hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right it may have to trial by jury in any legal proceeding directly or indirectly arising out of or relating to this Indenture, the Notes or the transactions contemplated hereby or thereby.

All terms used in this Note which are defined in the Indenture and not otherwise defined herein shall have the meanings assigned to them in the Indenture.

No recourse under or upon any obligation, covenant or agreement contained in the Indenture, or this Note, or because of any indebtedness evidenced thereby, shall be had against any incorporator, as such or against any past, present or future stockholder, Officer, director or employee, as such, of the Company or of any successor, either directly or through the Company or any successor, under any rule of law, statute or constitutional provision or by the enforcement of any assessment or by any legal or equitable proceeding or otherwise, all such liability being expressly waived and released by the acceptance of this Note by the Holders hereof and as part of the consideration for the issue of this Note.

The Company and each Holder agrees, and by acceptance of a beneficial ownership interest in the Notes, each beneficial owner of a beneficial ownership interest in the Notes will be deemed to have agreed, for U.S. federal, state and local tax purposes, to treat the Notes as indebtedness.

In the case of any conflict between this Note and the Indenture, the provisions of the Indenture shall control.

ASSIGNMENT
FOR VALUE RECEIVED, the undersigned assigns and transfers this Note to:

___________________________________
(Insert assignee’s social security or tax identification number)

___________________________________
(Insert address and zip code of assignee)

and irrevocably appoints agent to transfer this Note on the books of the Company. The agent may substitute another to act for him or her.

Date:

Signature: ____________________

Signature Guarantee:
(Sign exactly as your name appears on the other side of this Note)

SIGNATURE GUARANTEE

Signatures must be guaranteed by an “eligible guarantor institution” meeting the requirements of the Registrar, which requirements include membership or participation in the Security Transfer Agent Medallion Program (“STAMP”) or such other “signature guarantee program” as may be determined by the Registrar in addition to, or in substitution for, STAMP, all in accordance with the Securities Exchange Act of 1934, as amended.

By:
Name:
Title:

as Trustee

By:
Name:
Title:

Attest:

By:
Name:
Title:

[TO BE ATTACHED TO GLOBAL NOTES]

SCHEDULE OF INCREASES OR DECREASES IN A GLOBAL NOTE

The initial number of Notes evidenced by this Global Note is                     . The following increases or decreases in this Global Note have been made:

Number of Notes
	Amount of decrease	Amount of increase in	evidenced by this
	in number of Notes	number of Notes	Global Note following	Signature of
	evidenced by this	evidenced by this	such decrease (or	authorized signatory of
Date	Global Note	Global Note	increase)	Trustee